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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    TENDERS OF COMMON STOCK PURSUANT TO THE
                           OFFER TO PURCHASE FOR CASH
                          BY MANTICORE PROPERTIES, LLC
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
                       ANY AND ALL OUTSTANDING SHARES OF
            CUMULATIVE VOTING CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                             OLD STONE CORPORATION

         As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share ("Common Shares") of Old Stone Corporation, a Rhode Island corporation (the "Company") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmissions or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                                                By Hand/Overnight Delivery:
              By Mail:                                Receive Window
        Wall Street Station                          Wall Street Plaza
           P.O. Box 1023                        88 Pine Street, 19th Floor
   New York, New York 10268-1023                 New York, New York 10005

                                      Fax:
                                 (212) 701-7636

                                   Telephone:
                                 (212) 701-7624

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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                           (FOR COMMON SHARES ONLY)

LADIES AND GENTLEMEN:

         The undersigned hereby tenders to Manticore Properties, LLC (the "Purchaser"), which is wholly owned by Gotham Partners, L.P., a New York limited partnership ("Gotham"), and Gotham Partners II, L.P., a New York limited partnership ("Gotham II"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 14, 1997 (the "Offer to Purchase") and the related Letters of Transmittal, receipt of which is hereby acknowledged, the number of Common Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Common Shares
                       --------------------------------------------------------

Name(s) of Record Holder(s):
                            ---------------------------------------------------

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Certificate Nos. (if available):
                                -----------------------------------------------
                                  PLEASE PRINT

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Address(es):
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                                    ZIP CODE
Area Code and Tel. No.:

(Check one box if Common Shares will be tendered by book-entry transfer)

[ ]      The Depository Trust Company

[ ]      Philadelphia Depository Trust Company

Signature(s):
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Account Number
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Dated:
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

                                  GUARANTEE

                            (FOR COMMON SHARES ONLY)

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Common Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Common Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm:
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                             (AUTHORIZED SIGNATURE)

Address:
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                                                                     (ZIP CODE)
Name:
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Title:
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Area Code and
Tel No.:
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Dated:
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  NOTE:  DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE;
         CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.